Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 21, 2022, with respect to the financial statements of Talcott Resolution Life Insurance Company Separate Account Eleven, included herein, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the registration statement No. 333-151805, Post-Effective Amendment No. 36, on Form N-4.

/s/ KPMG LLP

Boston, Massachusetts
April 27, 2022